Exhibit 99.1

PMC Reports Third Quarter 2012 Results

PMC’s investor relations website: http://investor.pmcs.com

Q3 2012 earnings announcement call live on website at 1:30 p.m. PT

Conference call replay number 1 (888) 843-7419; passcode 33368644#

Replay available shortly after end of conference call through November 8, 2012

SUNNYVALE, Calif.--(BUSINESS WIRE)--October 29, 2012--PMC® (Nasdaq:PMCS), the semiconductor innovator transforming networks that connect, move and store big data, today reported results for the third quarter ended September 30, 2012.

Net revenues in the third quarter of 2012 were $131.7 million, a decrease of 4% compared to net revenues of $137.8 million in the second quarter of 2012 and a decrease of 24% compared to $173.3 million in the third quarter of 2011.

GAAP net loss in the third quarter of 2012 was $274.4 million, or a loss of $1.31 per share. Third quarter GAAP results included impairment write-downs of goodwill and intangible assets of $276.1 million related to the Passave and Wintegra acquisitions, completed in 2006 and 2010, respectively. This compares to a GAAP net income of $26.5 million, or $0.12 per diluted share, including a $28.5 million benefit from the recognition of certain U.S. tax credits, mainly arising from foreign withholding taxes paid in the second quarter of 2012.

Non-GAAP net income in the third quarter of 2012 was $21.4 million, or $0.10 per diluted share, compared to non-GAAP net income of $21.3 million, or $0.09 per diluted share, in the second quarter of 2012.

Non-GAAP net income in the third quarter of 2012 excludes the following items: (i) $6.1 million in stock-based compensation expense; (ii) $1.1 million in acquisition-related costs; (iii) $1.4 million in termination costs; (iv) $0.9 million in asset impairments; (v) $1.8 million in lease exit costs; (vi) $11.6 million in amortization of purchased intangible assets; (vii) a $2.1 million foreign exchange loss on foreign tax liabilities; (viii) $1 million of non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; (ix) a $6.3 million recovery of income taxes; and (x) a $276.1 million impairment of goodwill and purchased intangible assets.

“Our third quarter results were in line with expectations despite a tough macro environment,” said Greg Lang, president and chief executive officer of PMC. “With business uncertainty weighing on infrastructure purchases in every geography and market segment, we remain focused on best-in-class product execution, design wins and controlling operating expenses.”

For a full reconciliation of each non-GAAP item used herein to the most directly comparable GAAP financial measure, please refer to the schedule included with this release. The Company believes the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses these non-GAAP measures internally to evaluate its in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company’s core operating results. In addition, the measures are used to plan for the Company’s future periods. However, non-GAAP measures are neither stated in accordance with, nor are they a substitute for, GAAP measures.

THIRD QUARTER AND RECENT HIGHLIGHTS

Highlights of events during the third quarter of 2012 and recently include:

  On October 2, 2012, Goldman Sachs completed the repurchase of PMC’s common stock under the Accelerated Stock Buyback Agreement previously announced on May 2, 2012. Total shares repurchased under the Accelerated Stock Buyback Agreement are 26.8 million. In addition, PMC repurchased an additional 6.9 million shares under the Employee Equity Stock Buyback Plan which was approved for $40 million. The total amount of shares repurchased under both programs is approximately 33.7 million, representing approximately 14.5 percent of PMC’s total shares outstanding as of May 2, 2012.
  PMC announced the redemption of the Company’s 2.25% senior convertible notes. The redemption took place on October 20, 2012, at one hundred per cent (100%) of the outstanding principal amount of the notes plus accrued and unpaid interest. On October 20, 2012, PMC redeemed the remaining outstanding Senior Convertible Notes for approximately $51.8 million.
  As a leader in the innovation of storage networks for next generation cloud, data center, and broader market applications, Adaptec by PMC recently announced the introduction of the Series 7 family of RAID adapters, representing the industry’s first and highest port count PCIe Gen 3 6Gb/s SAS/SATA RAID adapters. The Adaptec Series 7 family represents the first RAID adapters to take full advantage of PCIe Gen3 bandwidth, providing unmatched performance for a broad range of enterprise and cloud computing applications. With 16 direct-connected solid state drives (SSDs), Series 7 adapters can deliver up to 450,000 input/output operations per second (IOPS) on a 4K random read block size, equivalent to nearly 10x the performance of previous-generation RAID adapters.
  Building on its optical leadership, PMC delivered the industry’s first tri-speed converged carrier Ethernet/OTN framer. PMC's PM5442 META 120G enables OEMs to substantially reduce total development costs by addressing high-speed line-card needs with a single silicon platform. As interconnect speeds increase, OTN is emerging as the de-facto protocol enabling seamless and scalable convergence of IP infrastructure and the optical transport domain. OTN provides the operations, administration and maintenance (OAM) functionality necessary for a DWDM transport infrastructure, and service providers see value in extending the OTN OAM out to the router interface. Additionally, OTN supports forward error correction (FEC) for reach extension, significantly increasing the number of links over which 100G can be deployed.

Third Quarter 2012 Conference Call

Management will review the third quarter 2012 results and share its outlook for the fourth quarter of 2012 during a conference call at 1:30 pm Pacific Time/4:30 pm Eastern Time on October 29, 2012. The conference call webcast will be accessible under the Financial News and Events section at: http://investor.pmcs.com. To listen to the conference call live by telephone, dial 1 (888) 771-4371 (US Toll Free) or 1 (847) 585-4405 (International) with passcode 33368644, approximately 10 minutes before the start time. A telephone playback will be available after the completion of the call and can be accessed at 1 (888) 843-7419 using the access code 33368644#. A replay of the webcast will be available for 10 business days.

Safe Harbor Statement

This release contains forward-looking statements that involve risks and uncertainties. The Company’s SEC filings describe the risks associated with the Company’s business, including PMC’s limited revenue visibility due to variable customer demands, market segment growth or decline, orders with short delivery lead times, customer concentration, changes in inventory, and other items such as foreign exchange rates and volatility in global financial markets.

About PMC

PMC (Nasdaq:PMCS) is the semiconductor innovator transforming networks that connect, move and store big data. Building on a track record of technology leadership, the Company is driving innovation across storage, optical and mobile networks. PMC’s highly integrated solutions increase performance and enable next-generation services to accelerate the network transformation. For more information, visit www.pmcs.com. Follow PMC on Twitter, LinkedIn and RSS.

© Copyright PMC-Sierra, Inc. 2012. All rights reserved. PMC and PMC-SIERRA are registered trademarks of PMC-Sierra, Inc. in the United States and other countries. PMCS and Adaptec by PMC are trademarks of PMC-Sierra, Inc. Other product and company names mentioned herein may be trademarks of their respective owners. PMC is the corporate brand of PMC-Sierra, Inc.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	July 1,	October 2,	September 30,	October 2,
	2012	2012	2011	2012	2011

Net revenues	$131,723	$137,762	$173,299	$401,579	$501,751
Cost of revenues	38,990	41,253	52,640	121,255	164,464
Gross profit	92,733	96,509	120,659	280,324	337,287

Research and development	55,604	56,699	59,669	171,374	170,589
Selling, general and administrative	27,786	29,290	29,981	86,047	91,556
Amortization of purchased intangible assets	11,624	11,626	11,031	34,537	33,083
Impairment of goodwill and purchased intangible assets	276,082	-	-	276,082	-
(Loss) income from operations	(278,363)	(1,106)	19,978	(287,716)	42,059

Other (expense) income:
Gain on liability for contingent consideration	-	-	29,376	-	29,376
Gain on investment securities and other	180	527	222	746	559
Amortization of debt issue costs	(50)	(50)	(50)	(150)	(150)
Foreign exchange (loss) gain	(2,454)	1,608	3,635	(1,951)	1,538
Interest expense, net	(797)	(563)	(477)	(1,539)	(1,972)
(Loss) income before recovery of (provision for) income taxes	(281,484)	416	52,684	(290,610)	71,410
Recovery of (provision for) income taxes	7,098	26,064	(5,428)	(53,567)	(15,076)
Net (loss) income	$(274,386)	$26,480	$47,256	$(344,177)	$56,334

Net (loss) income per common share - basic	$(1.31)	$0.12	$0.20	$(1.56)	$0.24
Net (loss) income per common share - diluted	$(1.31)	$0.12	$0.20	$(1.56)	$0.24

Shares used in per share calculation - basic	209,512	222,316	232,590	221,323	233,880
Shares used in per share calculation - diluted	209,512	224,560	233,647	221,323	236,236

As a supplement to the Company's condensed consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), the Company provides additional non-GAAP measures for cost of revenues, gross profit, gross profit percentage, research and development expense, selling, general and administrative expense, amortization of purchased intangible assets, impairment of goodwill and purchased intangible assets, other income (expense), (provision for) recovery of income taxes, operating expenses, operating income (loss), operating margin percentage, net income (loss), and basic and diluted net income (loss) per share.

A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses these measures internally to evaluate the Company's in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company's core operating results. In addition, the measures are used for planning and forecasting of the Company's future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

PMC-Sierra, Inc.
Adjustments to GAAP Cost of Revenues, Gross Profit, Gross Profit Percentage, Research and Development Expense,
Selling, General and Administrative Expense, Amortization of Purchased Intangible Assets, Impairment of goodwill and purchased intangible assets,
Other Income (Expense), (Provision for) Recovery of Income Taxes, Operating Expenses, Operating Income (Loss),
Operating Margin Percentage, Net Income (Loss), and Basic and Diluted Net Income (Loss) Per Share
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	July 1,	October 2,	September 30,	October 2,
	2012 (1)	2012 (2)	2011 (3)	2012 (4)	2011 (5)

GAAP cost of revenues	$38,990	$41,253	$52,640	$121,255	$164,464
Stock-based compensation	(181)	(252)	(220)	(657)	(703)
Acquisition-related costs	-	(35)	(23)	(37)	(9,128)
Asset impairment	(108)	-	-	(108)	-
Non-GAAP cost of revenues	$38,701	$40,966	$52,397	$120,453	$154,633

GAAP gross profit	$92,733	$96,509	$120,659	$280,324	$337,287
Stock-based compensation	181	252	220	657	703
Acquisition-related costs	-	35	23	37	9,128
Asset impairment	108	-	-	108	-
Non-GAAP gross profit	$93,022	$96,796	$120,902	$281,126	$347,118

Non-GAAP gross profit %	71%	70%	70%	70%	69%

GAAP research and development expense	$55,604	$56,699	$59,669	$171,374	$170,589
Stock-based compensation	(2,933)	(2,900)	(3,041)	(8,674)	(8,665)
Acquisition-related costs	(751)	(544)	(90)	(1,893)	(378)
Termination costs	(690)	(227)	-	(2,401)	-
Asset impairment	(479)	-	(3,029)	(479)	(3,029)
Non-GAAP research and development expense	$50,751	$53,028	$53,509	$157,927	$158,517

GAAP selling, general and administrative expense	$27,786	$29,290	$29,981	$86,047	$91,556
Stock-based compensation	(2,974)	(4,157)	(3,708)	(10,647)	(10,962)
Acquisition-related costs	(335)	(535)	(525)	(1,631)	(2,735)
Termination costs	(717)	(68)	-	(918)	-
Asset impairment	(312)	-	-	(312)	-
Lease exit costs	(1,755)	(312)	-	(2,509)	(3,392)
Non-GAAP selling, general and administrative expense	$21,693	$24,218	$25,748	$70,030	$74,467

GAAP amortization of purchased intangible assets	$11,624	$11,626	$11,031	$34,537	$33,083
Amortization of purchased intangible assets	(11,624)	(11,626)	(11,031)	(34,537)	(33,083)
Non-GAAP amortization of purchased intangible assets	$-	$-	$-	$-	$-

GAAP impairment of goodwill and purchased intangible assets	$276,082	$-	$-	$276,082	$-
Impairment of goodwill and purchased intangible assets	(276,082)	-	-	(276,082)	-
Non-GAAP impairment of goodwill and purchased intangible assets	$-	$-	$-	$-	$-

GAAP other (expense) income	$(3,121)	$1,522	$32,706	$(2,894)	$29,351
Gain on liability for contingent consideration	-	-	(29,376)	-	(29,376)
Foreign exchange loss (gain) on foreign tax liabilities	2,145	(1,084)	(3,226)	2,403	(2,013)
Accretion of debt discount related to senior convertible notes	962	942	888	2,829	2,612
Accretion of liability for contingent consideration	-	-	372	-	1,182
Interest expense related to short-term loan	-	-	-	-	258
Non-GAAP other (expense) income	$(14)	$1,380	$1,364	$2,338	$2,014

GAAP (recovery of) provision for income taxes	$(7,098)	$(26,064)	$5,428	$53,567	$15,076
Recovery of (provision for) income taxes	6,305	25,673	(4,550)	(54,740)	(11,797)
Non-GAAP (recovery of) provision for income taxes	$(793)	$(391)	$878	$(1,173)	$3,279

	Three Months Ended			Nine Months Ended
	September 30,	July 1,	October 2,	September 30,	October 2,
	2012 (1)	2012 (2)	2011 (3)	2012 (4)	2011 (5)

GAAP operating expenses	$371,096	$97,615	$100,681	$568,040	$295,228
Stock-based compensation	(5,907)	(7,057)	(6,749)	(19,321)	(19,627)
Acquisition-related costs	(1,086)	(1,079)	(615)	(3,524)	(3,113)
Termination costs	(1,407)	(295)	-	(3,319)	-
Asset impairment	(791)	-	(3,029)	(791)	(3,029)
Lease exit costs	(1,755)	(312)	-	(2,509)	(3,392)
Amortization of purchased intangible assets	(11,624)	(11,626)	(11,031)	(34,537)	(33,083)
Impairment of goodwill and purchased intangible assets	(276,082)	-	-	(276,082)	-
Non-GAAP operating expenses	$72,444	$77,246	$79,257	$227,957	$232,984

GAAP operating (loss) income	$(278,363)	$(1,106)	$19,978	$(287,716)	$42,059
Stock-based compensation	6,088	7,309	6,969	19,978	20,330
Acquisition-related costs	1,086	1,114	638	3,561	12,241
Termination costs	1,407	295	-	3,319	-
Asset impairment	899	-	3,029	899	3,029
Lease exit costs	1,755	312	-	2,509	3,392
Amortization of purchased intangible assets	11,624	11,626	11,031	34,537	33,083
Impairment of goodwill and purchased intangible assets	276,082	-	-	276,082	-
Non-GAAP operating income	$20,578	$19,550	$41,645	$53,169	$114,134

Non-GAAP operating margin %	16%	14%	24%	13%	23%

GAAP net (loss) income	$(274,386)	$26,480	$47,256	$(344,177)	$56,334
Stock-based compensation	6,088	7,309	6,969	19,978	20,330
Acquisition-related costs	1,086	1,114	638	3,561	12,241
Termination costs	1,407	295	-	3,319	-
Asset impairment	899	-	3,029	899	3,029
Lease exit costs	1,755	312	-	2,509	3,392
Amortization of purchased intangible assets	11,624	11,626	11,031	34,537	33,083
Impairment of goodwill and purchased intangible assets	276,082	-	-	276,082	-
Gain on liability for contingent consideration	-	-	(29,376)	-	(29,376)
Foreign exchange loss (gain) on foreign tax liabilities	2,145	(1,084)	(3,226)	2,403	(2,013)
Accretion of debt discount related to senior convertible notes	962	942	888	2,829	2,612
Accretion of liability for contingent consideration	-	-	372	-	1,182
Interest expense related to short-term loan	-	-	-	-	258
(Recovery of) provision for income taxes	(6,305)	(25,673)	4,550	54,740	11,797
Non-GAAP net income	$21,357	$21,321	$42,131	$56,680	$112,869

Non-GAAP net income per share - basic	$0.10	$0.10	$0.18	$0.26	$0.48
Non-GAAP net income per share - diluted	$0.10	$0.09	$0.18	$0.25	$0.48

Shares used to calculate non-GAAP net income per share - basic	209,512	222,316	232,590	221,323	233,880
Shares used to calculate non-GAAP net income per share - diluted	210,525	224,560	233,647	223,094	236,236

(1) $6.1 million stock-based compensation expense; $1.1 million acquisition-related costs; $1.4 million termination costs; $0.9 million asset impairment; $1.8 million lease exit costs; $11.6 million amortization of purchased intangible assets; $276.1 million impairment of goodwill and purchased intangible assets; $2.1 million foreign exchange loss on foreign tax liabilities; $1 million non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; and $6.3 million recovery of income taxes which includes $4.3 million income tax recovery related to an intercompany dividend, $2.8 million income tax recovery for adjustments relating to prior periods, $1.7 million income tax provision relating to intercompany transactions, $1.2 million deferred tax recovery related to non-deductible intangible asset amortization and impairment, $0.8 million arrears interest relating to unrecognized tax benefits, and $0.5 million income tax recovery relating to foreign exchange translation of a foreign subsidiary.

(2) $7.3 million stock-based compensation expense; $1.1 million acquisition-related costs; $0.3 million termination costs; $0.3 million lease exit costs; $11.6 million amortization of purchased intangible assets; $1.1 million foreign exchange gain on foreign tax liabilities; $0.9 million non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; and $25.7 million recovery of income taxes which includes $28.5 million benefit of certain U.S. Federal and State tax credits required to be recognized in advance of their utilization, $2.6 million arrears interest relating to unrecognized tax benefits, $1.7 million income tax provision relating to intercompany transactions, $0.9 million income tax recovery for adjustments relating to prior periods, $0.5 million deferred tax recovery related to non-deductible intangible asset amortization, $0.4 million reduction of stock option related loss carry-forwards recognized in equity, and $0.3 million income tax provision relating to foreign exchange translation of a foreign subsidiary.

(3) $7 million stock-based compensation expense; $0.6 million acquisition-related costs; $3 million asset impairment; $11 million amortization of purchased intangible assets; $29.4 million gain on liability for contingent consideration; $3.2 million foreign exchange gain on foreign tax liabilities; $0.9 million of non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; $0.4 million accretion of liability for contingent consideration; and $4.6 million provision for income taxes which includes $1.6 million income tax provision relating to inter-company transactions, $0.8 million net tax expense relating to foreign exchange translation of a foreign subsidiary, $1.9 million sheltered by the benefit of stock option related loss carry-forwards recognized in equity, $0.4 million arrears interest relating to unrecognized tax benefits, $0.2 million income tax recovery for adjustments relating to prior periods, and $0.1 million income tax provision related to stock-based compensation.

(4) $20 million stock-based compensation expense; $3.6 million acquisition-related costs; $3.3 million termination costs; $0.9 million asset impairment; $2.5 million lease exit costs; $34.5 million amortization of purchased intangible assets; $276.1 million impairment of goodwill and purchased intangible assets; $2.4 million foreign exchange loss on foreign tax liabilities; $2.8 million non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; and $54.7 million provision for income taxes which includes $56.2 million income tax provision related to an intercompany dividend net of $25.7 million related to the U.S. Federal and State tax credits required to be recognized in advance of their utilization, $5 million income tax provision relating to intercompany transactions, $4.1 million arrears interest relating to unrecognized tax benefits, $3.9 million benefit of certain U.S. Federal and State tax credits required to recognized in advance of their utilization, $3.8 million income tax recovery for adjustments relating to prior periods, $2.3 million deferred tax recovery related to non-deductible intangible asset amortization and impairment, and $0.6 million net tax recovery relating to foreign exchange translation of a foreign subsidiary.

(5) $20.3 million stock-based compensation expense; $12.2 million acquisition-related costs; $3 million asset impairment; $3.4 million lease exit costs; $33.1 million amortization of purchased intangible assets; $29.4 million gain on liability for contingent consideration; $2 million foreign exchange gain on foreign tax liabilities; $2.6 million of non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; $1.2 million accretion of liability for contingent consideration; $0.3 million interest related to short-term loan; and $11.8 million provision for income taxes which includes $3.1 million sheltered by the benefit of stock option related loss carry-forwards recognized in equity, $6.9 million income tax provision relating to inter-company transactions, $0.1 million net tax expense relating to foreign exchange translation of a foreign subsidiary, $1.6 million arrears interest relating to unrecognized tax benefits, $0.4 million income tax provision for adjustments relating to prior periods, and $0.3 million income tax recovery related to stock-based compensation.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30,	December 31,
	2012	2011
ASSETS:
Current assets:
Cash and cash equivalents	$181,230	$182,571
Short-term investments	34,370	104,391
Accounts receivable, net	62,568	59,213
Inventories, net	27,405	39,911
Prepaid expenses and other current assets	13,588	23,411
Income tax receivable	5,806	8,027
Deferred tax assets	42,151	30,725
Total current assets	367,118	448,249

Investment securities	116,336	226,619
Investments and other assets	4,570	2,431
Prepaid expenses	12,517	16,901
Property and equipment, net	40,408	25,364
Goodwill	252,419	520,899
Intangible assets, net	137,679	158,482
Deferred tax assets	58	494
	$931,105	$1,399,439

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
2.25% senior convertible notes due October 15, 2025, net	$67,951	$65,122
Accounts payable	29,093	38,340
Accrued liabilities	62,242	66,139
Liability for unrecognized tax benefit	52,304	46,394
Deferred income taxes	2,494	2,450
Deferred income	12,720	16,024
Total current liabilities	226,804	234,469

Long-term obligations	2,025	1,284
Deferred income taxes	42,894	40,663
Liability for unrecognized tax benefit	20,403	17,323

PMC special shares convertible into 1,019 (2011 - 1,029)
shares of common stock	1,188	1,228

Stockholders' equity:
Common stock and additional paid in capital	1,536,470	1,594,667
Accumulated other comprehensive income (loss)	767	(1,146)
Accumulated deficit	(899,446)	(489,049)
Total stockholders' equity	637,791	1,104,472
	$931,105	$1,399,439

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,	October 2,
	2012	2011

Cash flows from operating activities:
Net (loss) income	$(344,177)	$56,334
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	48,724	56,795
Stock-based compensation	19,978	20,330
Unrealized foreign exchange loss (gain), net	2,299	(1,650)
Net amortization of premiums/discounts and accrued interest of investments	3,844	3,361
Accrued interest on short-term loan	-	589
Gain on investment securities and other	(731)	(558)
Impairment of goodwill and purchased intangible assets	277,240	3,029
Gain on liability for contingent consideration	-	(29,376)
Taxes related to intercompany dividend	60,940	-

Changes in operating assets and liabilities:
Accounts receivable	(3,352)	4,749
Inventories	12,506	1,361
Prepaid expenses and other current assets	4,108	1,989
Accounts payable and accrued liabilities	(27,643)	(10,285)
Deferred income taxes and income taxes payable	(5,747)	11,020
Accrued restructuring costs	-	(1,418)
Deferred income	(3,304)	(2,690)
Net cash provided by operating activities	44,685	113,580

Cash flows from investing activities:
Business acquisition	(15,900)	-
Purchases of property and equipment	(25,558)	(8,142)
Purchases of intangible assets	(4,602)	(5,620)
Redemption of short-term investments	11,415	-
Disposals of investment securities	107,636	116,813
Purchases of investment securities and other investments	(87,267)	(160,169)
Reclassification of short-term investments and long-term investment securities	142,863	-
Net cash provided by (used in) investing activities	128,587	(57,118)

Cash flows from financing activities:
Repurchases of common stock	(180,807)	(39,999)
Equity forward contract related to accelerated share repurchase program	(9,827)	-
Repayment of short-term loan	-	(180,991)
Proceeds from issuance of common stock	15,869	16,462
Net cash used in financing activities	(174,765)	(204,528)

Effect of exchange rate changes on cash and cash equivalents	152	(270)
Net decrease in cash and cash equivalents	(1,341)	(148,336)
Cash and cash equivalents, beginning of period	182,571	293,355
Cash and cash equivalents, end of period	$181,230	$145,019

CONTACT:
PMC-Sierra, Inc.
Vice President & CFO
Mike Zellner, 1-408-988-1204
mike.zellner@pmcs.com
or
Director, Investor Relations
Jennifer Gianola, 1-408-239-8630
jennifer.gianola@pmcs.com
or
Communications Specialist
Hillary Choularton, 1-604-415-6671
hillary.choularton@pmcs.com